SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  March 4, 2003

                               Aphton Corporation
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             (Exact name of registrant as specified in its charter)


        Delaware                        0-19122                        95-3640931
---------------------------- ------------------------------- --------------------------------
(State or Other Jurisdiction    (Commission File Number)            (I.R.S. Employer
    of Incorporation)                                            Identification Number)


              80 SW Eighth Street, Suite 2160, Miami, Florida 33130
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               (Address of principal executive offices) (zip code)

                                 (305) 374-7338
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)



ITEM 5.  OTHER EVENTS.

     On March 4, 2003, Aphton Corporation (the "Company") announced that the Company has met with and presented results of its randomized, double blind, controlled, monotherapy, Phase III clinical trial conducted in Europe with G17DT for patients with advanced pancreatic cancer to an appropriate foreign regulatory authority.

     The presentation of the most recently completed analysis of the data demonstrated an overall median survival benefit of 83%, with a statistically significant value of p. The corresponding hazard ratio (HR) was 0.65, which also had a statistically significant value of p (HR of 0.65 means that at any point in time, patients on G17DT had a 154% higher likelihood of surviving longer than patients on the control). There are still surviving, treated patients in the trial. Their standard of care could be influenced, thereby jeopardizing both their inclusion in the final statistical analysis and the ultimate breadth of the indication allowed in each jurisdiction, if additional specifics on the trial were provided at this time.

     The Company believes that the results of the trial are already sufficient for filing for marketing approval in the European Union, Canada and Australia. Therefore, the Company has begun the process of gathering and compiling the data and the preparation of the extensive regulatory documentation required for submission for marketing approval. This process can be expected to take approximately five months, but cannot be stated with certainty. The Company expects it will receive priority review of the filings. The time for review and the granting of marketing approval in each jurisdiction cannot, however, be predicted by the Company with certainty.

     The Company believes that with these clinical trial and regulatory developments, it has reached the decisive turning point in its corporate development and in the pursuit of its corporate objectives. The Company has drastically reduced its burn rate going forward at this time and is currently pursuing a number of strategic funding opportunities. The Company believes a number of these can, if successful, carry it forward and achieve its strategic objectives.

     It is estimated that approximately 88,000 new cases of pancreatic cancer will be diagnosed in the US and Europe this year. The prognosis for most of these patients is very poor. The great majority of patients has advanced disease at the time of diagnosis which is considered incurable, with a very short survival time. Surgery, when possible, and chemotherapy are the primary treatment options currently available, but have shown only very limited benefit. The Company believes that its anti-gastrin targeted immunotherapy approach has the potential to extend patient survival time significantly, without adding toxicity.

     Aphton Corporation is a biopharmaceutical company developing products using its innovative targeted immunotherapy technology for neutralizing hormones that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases.

ITEM 7.  EXHIBITS.

         (c)   Exhibits.

               99.1   Text of Press Release of the Company dated March 4, 2003.

                                    SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            APHTON CORPORATION
                            (Registrant)

                            By:  /s/ Frederick W. Jacobs
                               ----------------------------------------------
                               Name: Frederick W. Jacobs
                               Title: Vice President, Chief Financial Officer,
                                   Treasurer and Chief Accounting Officer



Dated: March 4, 2003